                                                                    EXHIBIT 99.2

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Orbit Semiconductor, Inc.:

     We have audited the accompanying consolidated balance sheets of Orbit Semiconductor, Inc. and subsidiaries (the "Company") as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Orbit Semiconductor, Inc. and subsidiaries at December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

San Jose, California
January 31, 1996

                           ORBIT SEMICONDUCTOR, INC.
                       CONSOLIDATED STATEMENTS OF INCOME
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                               1995         1994         1993
                                                              -------      -------      -------
Revenues:
  Revenues................................................    $56,085      $45,443      $30,550
  Revenues from related party.............................      5,475        4,990        3,031
                                                              -------      -------      -------
     Total................................................     61,560       50,433       33,581
Cost of Sales.............................................     35,961       31,354       23,130
                                                              -------      -------      -------
Gross Margin..............................................     25,599       19,079       10,451
                                                              -------      -------      -------
Operating Expenses:
  Research and development................................      5,378        3,411        2,175
  Selling, general and administrative.....................     10,753        7,398        5,174
                                                              -------      -------      -------
     Total................................................     16,131       10,809        7,349
                                                              -------      -------      -------
Income From Operations....................................      9,468        8,270        3,102
Other Income (Expense):
  Interest income.........................................        729          452            4
  Interest expense........................................       (665)        (359)        (354)
  Minority interest in loss of subsidiary.................         12            6        --
                                                              -------      -------      -------
     Total................................................         76           99         (350)
                                                              -------      -------      -------
Income Before Income Taxes................................      9,544        8,369        2,752
Provision For Income Taxes................................      2,863        3,220        1,079
                                                              -------      -------      -------
Net Income................................................    $ 6,681      $ 5,149      $ 1,673
                                                              =======      =======      =======
Net Income Per Share......................................    $  0.75      $  0.82      $  0.32
                                                              =======      =======      =======
Weighted Average Common and Common Equivalent Shares
  Outstanding.............................................      8,892        6,286        5,277
                                                              =======      =======      =======

                See notes to consolidated financial statements.

                           ORBIT SEMICONDUCTOR, INC.
                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994
                    (IN THOUSANDS, EXCEPT PAR VALUE AMOUNTS)

                                                                            1995        1994
                                                                           -------     -------
ASSETS
Current Assets:
  Cash and cash equivalents............................................    $10,671     $ 7,798
  Short term investments...............................................      --          4,845
  Accounts receivable, less allowance of $397 and $241 in 1995 and
     1994, respectively................................................     10,425       7,917
  Accounts receivable from related party...............................        732       1,007
  Note receivable from related party...................................      1,000       1,000
  Inventories..........................................................      8,123       6,464
  Prepaid expenses and other assets....................................        388         579
  Deferred income taxes................................................      1,236         738
                                                                           -------     -------
     Total current assets..............................................     32,575      30,348
Property and Equipment -- net..........................................     24,582       7,783
Goodwill -- net........................................................      1,847       2,271
Other Assets...........................................................        338         373
                                                                           -------     -------
Total..................................................................    $59,342     $40,775
                                                                           =======     =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Trade payables.......................................................    $ 5,241     $ 3,488
  Accounts payable to related party....................................        425         412
  Current portion of long-term obligations.............................      2,769       1,778
  Accrued salaries, commission and benefits............................        918         896
  Other accrued liabilities............................................      1,110         968
  Income taxes payable.................................................      --            453
                                                                           -------     -------
     Total current liabilities.........................................     10,463       7,995
Long-Term Obligations..................................................     11,601       5,057
Deferred Income Taxes..................................................        402         524
Minority Interest......................................................          9          22
Stockholders' Equity:
  Common stock: $0.001 par value; 20,000 shares authorized; 7,316 and
     6,579 shares outstanding in 1995 and 1994, respectively...........     22,425      19,089
  Deferred stock compensation..........................................        (29)       (157)
  Retained earnings....................................................     14,471       8,220
  Unrealized gain on securities available for sale.....................      --             25
                                                                           -------     -------
     Total stockholders' equity........................................     36,867      27,177
                                                                           -------     -------
Total..................................................................    $59,342     $40,775
                                                                           =======     =======

                See notes to consolidated financial statements.

                           ORBIT SEMICONDUCTOR, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                                 (IN THOUSANDS)

                                                                                         UNREALIZED
                                                                                          GAIN ON
                              CONVERTIBLE     COMMON STOCK       DEFERRED                SECURITIES
                               PREFERRED    ----------------      STOCK       RETAINED   AVAILABLE
                                 STOCK      SHARES   AMOUNT    COMPENSATION   EARNINGS    FOR SALE     TOTAL
                              -----------   ------   -------   ------------   --------   ----------   -------
Balances, January 1, 1993....   $ 1,083      3,391   $   365      $--         $  1,398    $ --        $ 2,846
Common stock issued..........    --             19        10      --             --         --             10
Deferred stock
  compensation...............    --           --          57         (57)        --         --          --
Amortization of deferred
  stock compensation.........    --           --       --              3         --         --              3
Net income...................    --           --       --         --             1,673      --          1,673
                              -----------   ------   -------   ------------   --------   ----------   -------
Balances, December 31,
  1993.......................     1,083      3,410       432         (54)        3,071      --          4,532
Deferred stock
  compensation...............    --           --         139        (139)        --         --          --
Amortization of deferred
  stock compensation.........    --           --       --             36         --         --             36
Exercise of stock options and
  warrants...................    --             62        33      --             --         --             33
Net proceeds from initial
  public offering of common
  stock......................    --          2,605    16,902      --             --         --         16,902
Conversion of preferred
  stock......................    (1,083)       453     1,083      --             --         --          --
Exchange of Orbit Israel
  preferred stock............    --             67       500      --             --         --            500
Unrealized gain on
  investment.................    --           --       --         --             --             25         25
Net income...................    --           --       --         --             5,149      --          5,149
                              -----------   ------   -------   ------------   --------   ----------   -------
Balances, December 31,
  1994.......................    --          6,597    19,089        (157)        8,220          25     27,177
Amortization of deferred
  stock compensation.........    --           --       --            128         --         --            128
Tax benefit of stock option
  exercises..................    --           --       2,760      --             --         --          2,760
Exercise of stock options....    --            519       351      --             --         --            351
Conversion of shareholder
  note into stock............    --            200       225      --             --         --            225
KMOS Semiconductor, Inc. net
  income for the five months
  ended May 31, 1995.........    --           --       --         --              (430)     --           (430)
Realized gain on sale of
  investment.................    --           --       --         --             --            (25)       (25)
Net income...................    --           --       --         --             6,681      --          6,681
                              -----------   ------   -------   ------------   --------   ----------   -------
Balances, December 31,
  1995.......................   $--          7,316   $22,425      $  (29)     $ 14,471    $ --        $36,867
                               ========     ======   =======   ==========      =======    ========    =======

                 See notes to consolidated financial statements

                           ORBIT SEMICONDUCTOR, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                                 (IN THOUSANDS)

                                                                    1995       1994       1993
                                                                   -------    -------    ------
Increase (Decrease) In Cash and Cash Equivalents:
Operating Activities:
  Net income....................................................   $ 6,681    $ 5,149    $1,673
  KMOS Semiconductor net income for the five months ended May
     31, 1995...................................................      (430)     --         --
  Adjustments to reconcile to net cash provided by operating activities:
     Deferred income taxes......................................      (770)      (813)      397
     Depreciation and amortization..............................     3,787      2,115     1,850
     Amortization of deferred stock compensation................       128         36         3
     Minority interest in loss subsidiary.......................       (12)        (6)     --
     Changes in:
       Accounts receivable......................................    (2,233)    (4,806)   (1,686)
       Inventories..............................................    (1,659)    (1,490)   (1,735)
       Prepaid expenses and other assets........................       191       (340)      272
       Trade payable............................................     1,766        315     1,131
       Accrued liabilities......................................       164        599       108
       Income taxes payable.....................................     2,516        201       252
       Deferred rent............................................       (87)        50        34
                                                                   -------    -------    ------
          Net cash provided by operating activities.............    10,042      1,010     2,299
                                                                   -------    -------    ------
Investing Activities:
  Purchase of short-term investments............................     --        (4,845)     --
  Maturity of short-term investments............................     4,845      --         --
  Acquisition of property and equipment.........................   (10,550)    (3,733)     (969)
  Other assets..................................................         9         81       (18)
                                                                   -------    -------    ------
     Net cash used for investing activities.....................    (5,696)    (8,497)     (987)
                                                                   -------    -------    ------
Financing Activities:
  Bank notes payable borrowings.................................       738      1,045       250
  Bank notes payable repayments.................................      (862)    (1,050)      (21)
  Repayments of OIC notes payable...............................     --        (1,198)     (566)
  Repayment of capital lease obligations........................    (1,641)      (781)   (1,075)
  Common stock issued...........................................     --         --           10
  Exercise of stock options and warrants........................       292         33      --
  Net proceeds from initial public offering.....................     --        16,902      --
                                                                   -------    -------    ------
     Net cash provided by (used for) financing activities.......    (1,473)    14,951    (1,402)
                                                                   -------    -------    ------
Increase (Decrease) in Cash and Cash Equivalents................     2,873      7,464       (90)
Cash and Cash Equivalents:
  Beginning of year.............................................     7,798        334       424
                                                                   -------    -------    ------
  End of year...................................................   $10,671    $ 7,798    $  334
                                                                   =======    =======    ======

                See notes to consolidated financial statements.

                           ORBIT SEMICONDUCTOR, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

NOTE 1 ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

     ORGANIZATION -- Orbit Semiconductor, Inc. was formed in November 1991 in connection with a management buy-out of the semiconductor subsidiary of Orbit International Corp. (OIC) in a transaction accounted for by the purchase method. Orbit Semiconductor, Inc. and subsidiaries (collectively "Orbit" or the "Company") provide semiconductor manufacturing, design and engineering support services to allow system designers to manage effectively application specific integrated circuit development, production scheduling and inventory control. The Company sells its products and services to designers of a wide variety of electronic systems and products for application in the medical, telecommunications, consumer, aerospace and military, computer and peripherals and other industries.

     CONSOLIDATION -- The consolidated financial statements include Orbit Semiconductor, Inc. and its majority-owned subsidiaries, Orbit Israel (a 95% owned Israeli subsidiary), Orbit Semiconductor FSC, Inc., and KMOS Semiconductor, Inc. (KMOS), after elimination of intercompany accounts and transactions.

     FINANCIAL STATEMENT ESTIMATES -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets, liabilities, revenues and expenses as of the dates and for the periods presented. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS -- The Company considers all highly liquid debt instruments purchased with a remaining maturity of 90 days or less to be cash equivalents.

     SHORT-TERM INVESTMENTS primarily represent government and corporate obligations with maturities at the date of acquisition of more than three months and in 1994 included an investment in common stock. Effective January 1, 1994, the Company adopted Statement of Financial Accounting Standards No. 115 (SFAS
115), "Accounting for Certain Investments in Debt and Equity Securities," which was issued in May 1993, and recorded an unrealized gain of $264,000 in stockholders' equity.

     While the Company's policy is to hold debt securities to maturity, they are classified as available-for-sale because the sale of such securities may be required prior to maturity. Available-for-sale securities at December 31, 1994 consisted of United States Treasury Bills, stated at cost which approximates fair market value, and an investment in common stock at its fair value of $50,000 (stockholders' equity includes the related unrealized gain of $25,000, net of income taxes).

     INVENTORIES are stated at the lower of cost (first-in, first-out) or market.

     PROPERTY AND EQUIPMENT are stated at cost and depreciated or amortized over their estimated useful lives (five years for new assets, one to five years for used assets) using the straight-line method. Leasehold improvements are amortized over the shorter of the estimated useful life or the remaining lease term.

     The Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of " effective January 1, 1995. The adoption of this statement had no effect on the Company's financial condition or results of operations.

     GOODWILL is amortized using the straight-line method over estimated useful lives ranging from five to twenty years. Accumulated amortization is $765,000 and $339,000 at December 31, 1995 and 1994, respectively. The Company evaluates the recoverability of goodwill based on estimated future undiscounted cash flows.

     DEFERRED RENT -- Rent expense is recognized on a straight-line basis over the life of the lease. The difference between straight-line expense and payments is recorded as deferred rent.

     REVENUE RECOGNITION -- Revenue from product sales is recognized upon shipment.

     INCOME TAXES -- The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS
109), which requires an asset and liability approach. Under SFAS 109, deferred tax liabilities are recognized for future taxable amounts and deferred tax assets are recognized for future deductions net of a valuation allowance to reduce deferred tax assets to amounts that are more likely than not to be realized.

     CONCENTRATION OF CREDIT RISK -- Financial instruments which may potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, short-term investments and accounts receivable. The majority of the Company's cash and cash equivalents are on deposit with one financial institution. The Company places its investments only in U.S. Treasury obligations with high credit quality financial institutions. The majority of the Company's accounts receivable are derived from sales to designers and manufacturers of a wide variety of electronic systems and products for application in the medical, telecommunications, consumer, aerospace and military, computer and peripheral and other industries. The Company performs ongoing credit evaluations of its customers' financial condition and limits the amount of credit extended when deemed necessary but generally requires no collateral. The Company maintains reserves for potential credit losses, and all such losses to date have been within management's expectations.

     NET INCOME PER SHARE is based on the weighted average number of common and common equivalent shares outstanding during the period and shares issuable upon conversion of the KMOS convertible shareholder notes (see Note 6). Common equivalent shares include common stock options (using the treasury stock method), shares issuable upon exchange of the Orbit Israel ordinary shares (see
Note 2), and shares subscribed under the Employee Stock Purchase Plan. Pursuant to the rules of the Securities and Exchange Commission, all stock issued and stock options granted by the Company at a price less than the initial public offering price during the 12 months preceding the November 1994 offering (using the treasury stock method) have been included in the calculation as if they had been outstanding for all periods presented prior to the offering. Consequently, 562,515 shares of common stock issuable in exchange for Orbit Israel's ordinary shares have been included as outstanding for all periods presented prior to the offering date (see Note 2).

NOTE 2 SIGNIFICANT MERGERS AND ACQUISITIONS

     Orbit Israel

     On July 29, 1994, the Company transferred $500,000 (consisting of cash and a $400,000 note bearing interest at 3.5% per year) to I.S. Semiconductor Ltd. (a related party) in exchange for 14,250,000 shares of newly issued ordinary shares (similar to common stock), representing a 95% ownership interest, and changed that company's name to O.S. Orbit Semiconductor Ltd. ("Orbit Israel"). Orbit Israel was organized as an Israeli corporation in July 1993 and, prior to the Company's acquisition, it was engaged in initial start-up activities for a semiconductor design, manufacturing and marketing operation. Such activities included, among other things, pursuing from the Israeli government "Approved Enterprise" status for the planned facility under applicable Israeli law, which provides for Orbit Israel to receive certain government grants and other benefits.

     Under the plan approved by the Israeli government, as amended, Orbit Israel expects to receive a grant of approximately $24 million from the Israeli government towards a portion of the cost of equipping the planned facility subject to the Company increasing its investment in Orbit Israel by $25 million by December 1996. During 1995, the Company advised the Israeli government that it proposed to increase significantly the production capacity and related operations of the manufacturing facility which will increase its cost substantially from the original plan. Consequently, the Company is seeking Israeli government approval for a proportionate increase in its grant; however, there can be no assurance that such approval will be obtained. Orbit Israel is a related party because a principal stockholder of the Company, Futurtec, L.P. (Futurtec), was a founder of Orbit Israel and holds 750,000 shares of Orbit Israel's outstanding ordinary shares, which represented approximately 99% of the outstanding ordinary shares and 49% of its voting securities prior to the Company's acquisition. Orbit Israel's 2,500 outstanding shares of Series A preferred stock had supermajority voting rights, which represented the remaining 51% voting interest and were held by an unaffiliated stockholder. Pursuant to Orbit Israel's Articles of Association, the Company's acquisition resulted in the extinguishment of the Series A preferred stock supermajority voting rights. Orbit Israel's Articles of Association also include the following provisions, which became effective as a result of the Company's acquisition:

     - The Series A preferred stock exchanges for shares of the Company's common stock upon an initial public offering by the Company based upon a formula. Pursuant to these exchange provisions, the Series A preferred stockholder received 66,666 shares of the Company's common stock upon the closing of the Company's initial public offering in November 1994. The acquisition of this minority interest in Orbit Israel resulted in the recording of $475,000 of goodwill in 1994.

     - The 750,020 outstanding ordinary shares of Orbit Israel are exchangeable, at the option of the stockholders, for an aggregate of 562,515 shares of the Company's common stock, subject to certain antidilution adjustments.

     In consideration of the Company's investment in Orbit Israel, among other things, Futurtec granted the Company the right to purchase the 750,000 ordinary shares following the receipt of Orbit Israel's audited financial statements for the year ending December 31, 1998 for a price equal to 5% of 15 times Orbit Israel's earnings for 1998, payable in cash or the Company's common stock, if not previously exchanged for the Company's common stock.

     The Company has accounted for this nonmonetary transaction with Futurtec at the historical cost basis of the net assets received (approximately $60,000) and has consolidated the operations of Orbit Israel since July 29, 1994. Orbit Israel's results of operations were not material prior to the Company's acquisition.

     KMOS Semiconductor, Inc.

     On June 28, 1995, the Company entered into an Agreement and Plan of Merger with KMOS in which KMOS became a wholly-owned subsidiary of the Company. In connection with the merger, the Company issued 778,279 shares of its common stock in exchange for all of the issued and outstanding KMOS common stock and converted all outstanding options to purchase KMOS common stock at the exchange ratio of 0.044473 shares of Orbit common stock for each share of KMOS common stock into options to purchase 221,721 shares of Orbit common stock. KMOS is in the business of designing, developing and marketing high-performance mixed-signal (analog/digital) application specific integrated circuits. The merger has been accounted for as a pooling of interests and, accordingly, the consolidated financial statements for all periods have been restated to reflect the combined operations of the two companies. As the Company and KMOS have different fiscal year ends, the consolidated statements of income combine the Company's years ended December 31, 1995, December 31, 1994 and December 31, 1993 with KMOS's years ended December 31, 1995, May 31, 1995 and May 31, 1994, respectively. The table shows the composition of combined net revenues and net income for the pre-merger periods indicated (in thousands). For KMOS the periods indicated represent the Company's reporting period into which the KMOS financial information was combined.

                                                                SIX MONTHS
                                                                  ENDED           YEAR ENDED
                                                                 JUNE 30,        DECEMBER 31,
                                                                ----------    ------------------
                                                                   1995        1994       1993
                                                                ----------    -------    -------
Revenues:
  Orbit......................................................    $ 26,791     $43,488    $27,298
  KMOS.......................................................       4,715       7,651      6,871
  Elimination of intercompany sales..........................        (403)       (706)      (588)
                                                                ----------    -------    -------
  Combined...................................................    $ 31,103     $50,433    $33,581
                                                                =========     =======    =======
Net Income:
  Orbit......................................................    $  3,233     $ 4,320    $ 1,295
  KMOS.......................................................         544         829        378
  Merger expenses (net of estimated taxes of $135)...........        (213)      --         --
                                                                ----------    -------    -------
  Combined...................................................    $  3,564     $ 5,149    $ 1,673
                                                                =========     =======    =======

     The consolidated balance sheets at December 31, 1995 and December 31, 1994 combine the accounts of the Company as of those dates with the accounts of KMOS as of December 31, 1995 and May 31, 1995, respectively.

NOTE 3 INVENTORIES

     Inventories consist of (in thousands):

                                                                               DECEMBER 31,
                                                                             -----------------
                                                                              1995       1994
                                                                             ------     ------
Raw materials............................................................    $1,363     $  399
Work in progress.........................................................     5,597      4,155
Finished goods...........................................................     1,163      1,910
                                                                             ------     ------
Total....................................................................    $8,123     $6,464
                                                                             ======     ======

NOTE 4 PROPERTY AND EQUIPMENT

     Property and equipment consist of (in thousands):

                                                                              DECEMBER 31,
                                                                           -------------------
                                                                            1995        1994
                                                                           -------     -------
Construction in progress...............................................    $   205     $   629
Land and buildings.....................................................      2,798       --
Machinery and equipment................................................     23,539      10,093
Furniture and fixtures.................................................        223         317
Leasehold improvements.................................................      5,090       1,271
                                                                           -------     -------
Total..................................................................     31,855      12,310
Less accumulated depreciation and amortization.........................      7,273       4,527
                                                                           -------     -------
Total..................................................................    $24,582     $ 7,783
                                                                           =======     =======

     Included in machinery and equipment at December 31, 1995 and 1994 are assets under capital lease agreements of $10,948,000 and $2,825,000, net of accumulated amortization of $2,041,000 and $1,169,000, respectively.

NOTE 5 LINE OF CREDIT

     The Company has a $4,500,000 bank line of credit, none of which was outstanding at December 31, 1995. Borrowings bear interest at the bank's base rate (8.5% at December 31, 1995), are limited to 80% of eligible accounts receivable and are collateralized by substantially all assets of the Company. The loan agreement requires the Company to maintain certain financial covenants, including quick assets to current liabilities (less subordinated debt) of at least 1.25:1.0, total liabilities (less subordinated debt) to tangible net worth of less than 1.0:1.0, and net income plus depreciation to current debt of 1.5:1.0. In addition, the Company must maintain net income on a quarterly basis and may not pay or declare dividends without the bank's consent. The Company was in compliance with these covenants at December 31, 1995.

     KMOS has a line of credit with a bank that expires November 30, 1996, none of which was outstanding at December 31, 1995. Under the terms of the agreement, borrowings are limited to $500,000, bear interest at the bank's prime rate (8.5% at December 31, 1995) plus 1%, and are collateralized by substantially all assets of KMOS. The agreement contains a number of restrictive covenants which require, among other things, that KMOS maintain working capital of not less than $500,000 and a total debt to tangible net worth ratio of not greater than .75 to
1. KMOS was in compliance with these covenants at year end.

NOTE 6 LONG-TERM OBLIGATIONS

     Long-term obligations consist of (in thousands):

                                                                               DECEMBER 31,
                                                                            ------------------
                                                                             1995        1994
                                                                            -------     ------
Bank notes payable......................................................    $ 1,451     $1,325
Line of credit borrowings (see Note 5)..................................         --        250
KMOS convertible shareholder notes (converted in 1995)..................         --        225
Additional purchase obligation..........................................      2,135      2,135
Capital lease obligations (Note 9)......................................     10,719      2,748
Deferred rent...........................................................         65        152
                                                                            -------     ------
Total...................................................................     14,370      6,835
Current portion.........................................................      2,769      1,778
                                                                            -------     ------
Long-term portion.......................................................    $11,601     $5,057
                                                                            =======     ======

     The Company has $750,000, $427,000 and $209,000 outstanding under three bank notes payable at December 31, 1995, that are subject to the same security agreements as the line of credit (see Note 5) and bear interest at 9.05%, 8.05% and 7.95%, respectively, per year with principal payments of $16,666, $10,416 and $3,865, respectively, plus interest payable monthly through September 1999, May 1999 and June 2000, respectively. The Company also has a $45,000 bank note payable to an Israeli bank at December 31, 1995. This note bears interest at Israeli prime rate (15.2% at December 31, 1995) plus 2% per year with principal payments of $1,250 plus interest (denominated in New Israeli Shekels) payable monthly through December 1997. The recorded carrying amount of the bank notes payable approximates their fair values based on the borrowing rates currently available to the Company for similar notes.

     The additional purchase obligation arose from the November 1991 management buy-out (see Note 1) and is due on March 31, 1997 if the Company achieves certain cumulative earnings amounts. The Company recorded the additional purchase obligation in prior years when it became probable that the Company would become obligated for such additional consideration.

     Future payments of long-term obligations, excluding capital lease obligations and deferred rent are $386,000 in 1996, $2,521,000 in 1997, $371,000 in 1998, $248,000 in 1999 and $23,000 in 2000.

NOTE 7 STOCKHOLDERS' EQUITY

     COMMON STOCK -- In November and December 1994, the Company sold 2,605,000 shares of common stock at $7.50 per share in its initial public offering with net proceeds to the Company of $16,902,000. In connection with this offering, all shares of convertible preferred stock converted into 453,750 shares of common stock and all outstanding shares of Orbit Israel Series A preferred stock were converted into 66,666 shares of common stock (see Note 2).

     EMPLOYEE STOCK PURCHASE PLAN -- In 1995, the Company adopted the 1995 Employee Stock Purchase Plan, which permits eligible employees to purchase up to an aggregate of 600,000 shares of common stock of the Company. Under the Company's Employee Stock Purchase Plan, employees may purchase from the Company a designated number of shares through payroll deductions at a price equal to 85% of the lesser of the fair value of the Company's common stock as of the first day or the last day of each six-month purchase period. As of December 31, 1995, no shares have been issued under this plan.

     STOCK OPTION PLANS -- Under the Company's stock option plan (the "Plan"), incentive and nonqualified stock options, stock appreciation rights and restricted stock awards may be granted to key employees, directors and consultants for up to 2,250,000 shares of common stock of the Company. Options are generally granted at the fair market value of the Company's common stock at the date of grant. Options are immediately exercisable (subject to certain repurchase rights discussed below) and are for terms not to exceed ten years from the date of grant (five years if the option holder also holds 10% or more of the voting stock of the Company).

     Under the KMOS stock option plan (the "KMOS Plan"), incentive and nonqualified stock options to purchase KMOS common stock have been granted to key KMOS employees, directors and consultants. The KMOS options were generally granted at fair value (as determined by the KMOS Board of Directors) at the date of grant and generally vest and become exercisable over a five year period and expire up to 10 years from the date of grant. Pursuant to the terms of the KMOS Plan, all outstanding options became fully vested and exercisable upon the merger with the Company (see Note 2). As a result of the merger, the outstanding KMOS options have been exchanged for options exercisable for the Company's common stock, subject to their original terms (as adjusted for the merger exchange ratio).

     Stock option activity for these plans is summarized as follows:

                                                       OPTIONS                            TOTAL
                                                     OUTSTANDING     EXERCISE PRICE       AMOUNT
                                                     -----------     --------------     ----------
Balance, January 1, 1993..........................      510,562      $0.53 - $ 1.12     $  292,601
  Granted.........................................      949,691       0.53 -   1.60        723,587
  Cancelled.......................................      (18,750)               0.53        (10,000)
  Exercised.......................................      (18,750)               0.53        (10,000)
                                                     -----------     --------------     ----------
Balance, December 31, 1993........................    1,422,753       0.53 -   1.60        996,188
  Granted.........................................      140,596       2.25 -   3.80        329,465
  Cancelled.......................................       (9,375)               1.60        (15,000)
  Exercised.......................................      (24,750)               0.53        (13,200)
                                                     -----------     --------------     ----------
Balance, December 31, 1994........................    1,529,224       0.53 -   3.80      1,297,453
  Granted.........................................    1,446,312       7.63 -  14.50     11,682,605
  Cancelled.......................................     (127,375)      1.60 -  14.50     (1,505,775)
  Exercised.......................................     (518,777)      0.53 -   3.80       (351,233)
                                                     -----------     --------------     ----------
Balance, December 31, 1995........................    2,329,384      $0.53 - $14.50     $11,123,050
                                                      =========        ============     ==========

     At December 31, 1995, no shares of common stock were available for future grant under the Plan.

     Unvested shares issued to employees under the Plan are subject to repurchase by the Company at the original purchase price upon termination of employment. The Company's repurchase right expires ratably over a vesting period determined by the Board of Directors, which is typically three to four years from the date of grant. Options to purchase 1,035,000 shares of common stock were exercisable at December 31, 1995.

     COMMON STOCK RESERVED FOR ISSUANCE -- The Company has reserved shares of common stock for issuance as follows:

                                                                         DECEMBER 31,
                                                                             1995
                                                                         ------------
          Issuance under stock option plans
            (423,575 subject to final stockholder approval)............   2,329,384
          Exchange of ordinary shares for Orbit Israel (see Note 2)....     562,515
          Issuance under Employee Stock Purchase Plan..................     600,000
                                                                         ------------
          Total........................................................   3,491,899
                                                                         ==========

     DEFERRED STOCK COMPENSATION -- In connection with the grant of certain stock options to employees in 1994 and 1993, the Company recorded deferred stock compensation for the difference between the deemed fair value for accounting purposes and the option price as determined by the Board at the date of grant. Deferred stock compensation of $106,000 has been recorded in stockholders' equity in 1994. Such amount is being amortized over the vesting periods of the related stock options.

     RECENTLY ISSUED ACCOUNTING STANDARD

     In October 1995, the Financial Accounting Standards Board issued Statement No. 123, "Accounting for Stock-Based Compensation." The new standard defines a fair value method of accounting for stock options and other equity instruments, such as stock purchase plans. Under this method, compensation cost is measured based on the fair value of the stock award when granted and is recognized as an expense over the service period, which is usually the vesting period. This standard will be effective for the Company beginning in 1996, and requires measurement of awards made beginning in 1995. The new standard permits companies to continue to account for equity transactions with employees under existing accounting rules, but requires disclosure in a note to the financial statements of the pro forma net income and earnings per share as if the company had applied the new method of accounting. The Company intends to follow these disclosure requirements for its employee stock plans. As a result, adoption of the new standard will not impact reported earnings or earnings per share, and will have no effect on the Company's cash flows.

NOTE 8 INCOME TAXES

     The provision for income taxes consists of (in thousands):

                                                                      1995      1994      1993
                                                                     -------   -------   -------
Currently payable:
  Federal.........................................................    $3,588    $3,175      $524
  State...........................................................        45       747       117
                                                                     -------   -------   -------
  Total...........................................................     3,633     3,922       641
                                                                     -------   -------   -------
Deferred:
  Federal.........................................................       391     (581)       428
  State...........................................................   (1,161)     (121)        10
                                                                     -------   -------   -------
  Total...........................................................     (770)     (702)       438
                                                                     -------   -------   -------
Total.............................................................    $2,863    $3,220    $1,079
                                                                      ======    ======    ======

     The components of the net deferred asset (liability) consist of (in thousands):

                                                                               1995     1994
                                                                               -----    -----
Deferred tax assets:
  Inventory reserves and basis differences..................................   $ 197    $ 217
  Nondeductible accruals and reserves.......................................     703      422
  Tax credit carryforwards (expiring in 2003)...............................     255     --
  Other.....................................................................      81      116
                                                                               -----    -----
  Total.....................................................................   1,236      755
                                                                               -----    -----
Deferred tax liability:
  Depreciation and amortization.............................................    (402)    (541)
                                                                               -----    -----
Net deferred tax asset (liability)..........................................   $ 834    $ 214
                                                                               =====    =====

     The Company's effective tax rate differs from the federal statutory rate as follows:

                                                                      1995      1994      1993
                                                                     ------    ------    ------
Computed at 35% in 1995 and 1994; 34% in 1993.....................   $3,340    $2,930    $  936
Research and development tax credits..............................     (257)      (56)      (72)
State manufacturing investment tax credit.........................   (1,087)     --        --
State income taxes................................................      836       458       152
Foreign subsidiary's loss with no current benefit.................      (86)      (45)     --
Other.............................................................      117       (67)       63
                                                                     ------    ------    ------
Total.............................................................   $2,863    $3,220    $1,079
                                                                     ======    ======    ======

NOTE 9 LEASES AND COMMITMENTS

     The Company's principal manufacturing and administrative facilities are leased under operating leases expiring in June 1999. Future minimum annual payments under capital and operating leases are as follows (in thousands):

                                                                            CAPITAL    OPERATING
                        YEAR ENDING DECEMBER 31:                            LEASES      LEASES
                                                                            -------    ---------
1996.....................................................................   $ 3,204     $ 1,182
1997.....................................................................     2,805       1,258
1998.....................................................................     2,654       1,257
1999.....................................................................     2,386       1,219
2000.....................................................................     1,782         975
Thereafter...............................................................        --          --
                                                                            -------    ---------
Total minimum lease payments.............................................    12,831     $ 5,891
                                                                                        =======
Less amounts representing interest rates ranging from 5.2% to 15.8%......     2,112
                                                                            -------
Present value of minimum lease payments..................................    10,719
Current portion..........................................................     2,409
                                                                            -------
Long-term portion........................................................   $ 8,310
                                                                             ======

Rent expense was $932,000, $1,879,000 and $1,820,000 in 1995, 1994 and 1993,
respectively.

NOTE 10 EMPLOYEE BENEFIT PLAN

     The Company has a 401(k) tax-deferred savings plan whereby all employees meeting certain age and service requirements may contribute up to 15% of their eligible compensation (up to a maximum allowed under IRS rules). Contributions may be made by the Company at the discretion of the Board of Directors. The Company made contributions to the Plan of $27,000, $69,000 and $34,000 for the years ended December 31, 1995, 1994 and 1993, respectively.

NOTE 11 SIGNIFICANT CUSTOMER AND RELATED PARTY TRANSACTIONS

     Certain officers and directors of the Company own common stock in a customer of the Company, Exar Corporation (Exar) which purchased Startech Semiconductor, Inc. (Startech). Accounts receivable from Startech were $732,000 and $1,007,000 at December 31, 1995 and 1994, respectively. Sales and sublease income from Startech are as follows (in thousands):

                                                                      YEAR ENDED DECEMBER 31,
                                                                     --------------------------
                                                                      1995      1994      1993
                                                                     ------    ------    ------
Sales.............................................................   $5,475    $4,990    $3,031
Sublease income...................................................   $   50    $   54    $   47

     The note receivable from related party resulted from the conversion of $1.0 million of accounts receivable from Startech into a note which is due on April 1, 1996, bears interest at 5% per annum, and is secured by substantially all of Startech's assets.

     A director of the Company is an officer and director of Photronics, Inc. ("Photronics"), a stockholder of the Company, from which the Company purchases services. Purchases from Photronics were $2,533,000, $3,117,000 and $1,730,000 in the years ended December 31, 1995, 1994 and 1993, respectively. Trade payables due to Photronics were $425,000 and $412,000 at December 31, 1995 and 1994, respectively. Pro Associates, a partner of which is related to an officer and significant stockholder of the Company, is a manufacturing representative and received commissions from the Company in the amount of $875,000, $571,000 and $440,000 for the years ended December 31, 1995, 1994 and 1993, respectively.

NOTE 12 SUPPLEMENTAL CASH FLOW INFORMATION

                                                                      YEAR ENDED DECEMBER 31,
                                                                     --------------------------
                                                                      1995      1994      1993
                                                                     ------    ------    ------
                                                                                 (IN THOUSANDS)
Interest paid.....................................................   $  658    $  366    $  358
                                                                     ======    ======    ======
Income taxes paid.................................................   $  552    $3,817    $  405
                                                                     ======    ======    ======
Noncash investing and financing activities:
  Additional purchase price obligation (Note 1)...................   $ --      $1,135    $1,000
                                                                     ======    ======    ======
  Property acquired under capital lease...........................   $9,612    $2,203    $  694
                                                                     ======    ======    ======
  Deferred stock compensation.....................................   $ --      $  139    $   57
                                                                     ======    ======    ======
  Conversion of shareholder note to common stock..................   $  225    $ --      $ --
                                                                     ======    ======    ======
  Exchange of common stock for Orbit Israel Series A Preferred
     Stock........................................................   $ --      $  500    $ --
                                                                     ======    ======    ======
  Conversion of preferred stock to common stock...................   $ --      $1,083    $ --
                                                                     ======    ======    ======

NOTE 13 LITIGATION

     The Company's wholly-owned subsidiary, KMOS Semiconductor, Inc., is currently a party to an arbitration proceeding being conducted in the State of California. In the arbitration, Universal Semiconductor,

Inc. (Universal) has alleged that KMOS breached a contract between KMOS and a predecessor company of Universal and violated such company's intellectual property rights relating to certain technology. Universal is seeking an unspecified amount of damages. The Company believes that the claims set forth by Universal in the arbitration are without merit and intends to continue to defend such claims vigorously. In the event of an unfavorable outcome to this matter, the Company is entitled to limited indemnification from certain former KMOS shareholders. Accordingly, management believes that the ultimate resolution of this matter will not have a material adverse effect on the Company's financial position or results of operations.

     In an arbitration action brought by the Company against Power Max Enterprises, Inc. (Powermax), Powermax counteracted by filing an arbitration proceeding in the State of California alleging breach of contract, misappropriation of trade secrets and unfair competition by Orbit and is seeking an unspecified amount of damages. The Company believes that the claims set forth by Powermax in the arbitration are without merit and intends to continue to defend such claims vigorously. Accordingly, management believes that the ultimate resolution of this matter will not have a material adverse effect on the Company's financial position or results of operations.

     The Company is party to a securities class action filed in the United States Court for the Northern District of California on behalf of purchasers of the Company's common stock between April 20, 1995 and October 6, 1995. The complaint alleges that the Company (along with several of its officers and directors) mislead the market for its common stock, by issuing a number of allegedly false or misleading statements. The complaint, which is purportedly brought on behalf of a class consisting of all purchasers of the Company's common stock between April 20, 1995 and October 6, 1995, alleges claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and SEC Rule 10b-5 promulgated thereunder. There has been no discovery and the court has not set a trial date. The Company believes that the claims set forth are without merit and intends to defend such claims vigorously. Accordingly, management believes that the ultimate resolution of this matter will not have a material adverse effect on the Company's financial position or results of operations.

NOTE 14 QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

     Selected unaudited quarterly financial data is as follows (in thousands, except per share amounts):

                                   1995 QUARTER ENDED                      1994 QUARTER ENDED
                          -------------------------------------   -------------------------------------
                          MAR. 31   JUN. 30   SEP. 30   DEC. 31   MAR. 31   JUN. 30   SEP. 30   DEC. 31
                          -------   -------   -------   -------   -------   -------   -------   -------
Revenues................  $14,929   $16,174   $13,516   $16,941   $10,750   $12,275   $13,164   $14,244
Cost of Sales...........    8,413     8,892     8,235    10,421     6,923     7,980     8,115     8,336
                          -------   -------   -------   -------   -------   -------   -------   -------
  Gross Margin..........    6,516     7,282     5,281     6,520     3,827     4,295     5,049     5,908
                          -------   -------   -------   -------   -------   -------   -------   -------
Operating Expenses:
  Research and
     development........    1,293     1,277     1,259     1,549       641       656       968     1,146
  Selling, general and
     administrative.....    2,530     3,223     2,351     2,649     1,571     1,731     1,795     2,301
                          -------   -------   -------   -------   -------   -------   -------   -------
     Total..............    3,823     4,500     3,610     4,198     2,212     2,387     2,763     3,447
                          -------   -------   -------   -------   -------   -------   -------   -------
Income from
  Operations............    2,693     2,782     1,671     2,322     1,615     1,908     2,286     2,461
Interest Income
  (Expense) and Other,
  net...................      115        35        20       (94)      123        53       (65)      (12)
                          -------   -------   -------   -------   -------   -------   -------   -------
Income Before Income
  Taxes.................    2,808     2,817     1,691     2,228     1,738     1,961     2,221     2,449
Provision for Income
  Taxes.................    1,027     1,033       622       181       690       775       842       913
                          -------   -------   -------   -------   -------   -------   -------   -------
Net Income..............  $ 1,781   $ 1,784   $ 1,069   $ 2,047   $ 1,048   $ 1,186   $ 1,379   $ 1,536
                          =======   =======   =======   =======   =======   =======   =======   =======
Net Income Per Share....  $  0.21   $  0.20   $  0.12   $  0.23   $  0.18   $  0.20   $  0.23   $  0.21
                          =======   =======   =======   =======   =======   =======   =======   =======
Stock Prices:*
  High..................  $15 1/2   $23 1/2   $26 1/2   $18 1/4     --        --        --      $ 9 1/4
  Low...................  $ 6 3/4   $14 7/8   $18 3/4   $ 7 5/8     --        --        --      $ 7 3/8
                          =======   =======   =======   =======   =======   =======   =======   =======

- ---------------

* The Company's common stock commenced trading on November 16, 1994. These prices represent the range of high and low closing prices as reported by The Nasdaq Stock Market.